                                                                   EXHIBIT 23(a)







CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Registration Statement Nos. 333-43931 on Form S-3, 33-61711 on Form S-3, 33-42870 on Form S-3,
333-27003 on Form S-8, 333-27001 on Form S-8, 333-06633 on Form S-8, 333-03973
on Form S-8, 33-58257 on Form S-8, 33-53503 on Form S-8, 33-29751 on Form S-8,
333-20351 on Form S-8, 2-90748 on Form S-8 and 2-64035 on Form S-8 of our report dated January 19, 1998 with respect to the consolidated financial statements of TRW Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

         We also consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 333-03973 on Form S-8 pertaining to The TRW Employee Stock Ownership and Stock Savings Plan and the related prospectus of our report dated March 18, 1998 with respect to the financial statements of The TRW Employee Stock Ownership and Stock Savings Plan for the fiscal year ended December 31, 1997 included as Exhibit 99(a) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                      /s/ Ernst & Young LLP

                                                      ERNST & YOUNG LLP







Cleveland, Ohio
March 20, 1998